                                                                    EXHIBIT 4.4

                            INTEGRAL SYSTEMS, INC.
                            ----------------------
                            1988 STOCK OPTION PLAN
                            ----------------------
                            As Amended and Restated
                          Effective as of May 8, 1998



                                   ARTICLE I
                                   ---------

                                PURPOSE OF PLAN
                                ---------------

1.1 PURPOSE OF PLAN. The purpose of the Stock Option Plan is to serve as a performance incentive and to encourage the ownership of Common Stock by officers, directors, other employees and non-employee consultants of the Company so that the person to whom the option is granted may acquire a proprietary interest in the success of the Company, and to encourage such person to remain in the employ of the Company. This Plan shall consist of grants of incentive stock options, which are intended to qualify under section 422 of the Internal Revenue Code of 1986, as amended, and of options which are intended not to so qualify.

                                  ARTICLE II
                                  ----------

                                  DEFINITIONS
                                  -----------

2.1   AWARD means Options granted hereunder.

2.2   BOARD means the Board of Directors of Integral Systems, Inc.

2.3 CODE means the Internal Revenue Code of 1986, as amended. Reference in this Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

2.4 COMMITTEE means, as designated by the Board, either the full Board of Directors or a committee of the Board which shall consist solely of two or more members of the Board who are "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and "Outside Directors" within the meaning of Code Section 162(m).

2.5   COMPANY means Integral Systems, Inc. or any successors as described in
Article XI and any subsidiary of the Company of which the Company owns, directly or indirectly, greater than fifty percent (50%) of its voting capital stock.

2.6 DATE OF DISABILITY means the date on which a Participant is classified Disabled.
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2.7   DISABILITY or DISABLED means the classification of a Participant as
"Disabled" pursuant to a long-term disability plan of the Company, if any, or successor to such plan (or, if there is no such plan, as determined by the Committee), provided that Participant meets the requirements of section 22(e)(3) of the Code.

2.8   EFFECTIVE DATE means May 8, 1998.

2.9 ELIGIBLE EMPLOYEE means any person employed by the Company who satisfies all of the requirements of Article VI.

2.10 ELIGIBLE NON-EMPLOYEE means any person performing bona fide services for the Company in a capacity other than as an employee, such as a non-employee director or consultant.

2.11 FAIR MARKET VALUE means the fair market value of the Stock, as determined by the Committee; provided; however, that (i) if the Stock is admitted to trading on a national securities exchange on the date the Option is granted, Fair Market Value shall not be less than the last sale price reported for the Stock on such exchange on such date or, if no sales are reported on the date the Option is granted, on the date next preceding such date on which a sale was reported, or (ii) if the Stock is not admitted to trading on a national securities exchange on the date the Option is granted but the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation system on the date the Option is granted, Fair Market Value shall not be less than the average of the highest bid and lowest asked prices of the stock on such system on such date.

2.12 INCENTIVE STOCK OPTION means an Option which is an "incentive stock option" within the meaning of section 422 of the Code and which is granted under
Article VII.

2.13 INSIDER means an "officer" or "director" of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.

2.14 NON-QUALIFIED STOCK OPTION means an Option which is not an Incentive Stock Option and which is granted under Article VII.

2.15 OPTION means either a Non-Qualified Stock Option or an Incentive Stock Option granted under Article VII.

2.16 PARTICIPANT means an Eligible Employee or Eligible Non-Employee who has been granted an Award under this Plan.

2.17 PLAN means the Integral Systems, Inc. 1988 Stock Option Plan, as amended and restated as set forth herein.

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2.18  RETIREMENT means the normal retirement by an employee from the Company under a pension or retirement plan maintained by the Company.

2.19  RETIREMENT DATE is the employee's date of Retirement from the Company.

2.20 STOCK means Common Stock of Integral Systems, Inc., par value $.01 per share.

2.21 STOCK OPTION AGREEMENT means an agreement with respect to Options, as described in Article VIII.

2.22 TERMINATION means resignation or discharge from employment with the Company, except in the event of death, Disability or Retirement.

2.23 VESTED OPTION means, at any date, an Option which a Participant is then entitled to exercise pursuant to the terms of the Plan and an applicable Stock Option Agreement.

                                  ARTICLE III
                                  -----------

                          EFFECTIVE DATE AND DURATION
                          ---------------------------

3.1 EFFECTIVE DATE. Subject to the approval by a majority of the holders of Stock voted, in person or by proxy, at the 1998 Annual Meeting of Stockholders of the Company, this Plan shall be effective as of the Effective Date.

3.2 PERIOD FOR GRANTS OF AWARDS. Awards may be made as provided herein for a period of ten (10) years after the Effective Date.

3.3 TERMINATION. This Plan may be terminated as provided in Article XII, but shall continue in effect until all matters relating to the payment of the Awards and the administration of the Plan have been settled.

                                  ARTICLE IV
                                  ----------

                                ADMINISTRATION
                                --------------

4.1 ADMINISTRATION. Except where this Plan expressly reserves administrative or other powers to the Company or the Board, this Plan shall be administered by the Committee. All questions or interpretation and application of this Plan, or of the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the provisions hereof, shall be subject to the determination of the Committee. Such determination shall be final and binding upon all parties affected thereby.

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

     It is contemplated that Awards granted hereunder will be recommended by the management of the Company or the Board to the Committee, and that the Committee will determined whether to accept such recommendations.

                                   ARTICLE V
                                   ---------

                       GRANT OF AWARDS AND LIMITATION OF
                       ---------------------------------
                       NUMBER OF SHARES OF STOCK AWARDED
                       ---------------------------------

5.1 GRANTS OF AWARDS; NUMBER OF SHARES. The Committee may, from time to time, grant Awards of Options to one or more Eligible Employees or Eligible Non-Employees in its discretion; provided, however, that:

      (i) subject to any adjustment pursuant to Article X or Article XI, the aggregate number of shares of Stock subject to Awards under this Plan may not exceed One Million Eight Hundred Thousand (1,800,000) shares of Stock (which number reflects the Company's two-for-one stock split effective as of June 25,
1998);

      (ii) to the extent that an Award lapses or the rights of the Participant to whom it was granted terminate, or to the extent that the Award is canceled by mutual agreement of the Committee and the Participant (which cancellation opportunities may be offered by the Committee to Participants from time to time), any shares of Stock subject to such Award shall again be available for the grant of an Award hereunder;

      (iii) shares of Stock ceasing to be subject to an Award because of the exercise of an Option shall no longer be available for the grant of an Award hereunder; and

      (iv) Eligible Non-Employees shall not be entitled to receive Awards of Incentive Stock Options.

            In determining the size of Awards, the Committee may take into account recommendations by the Board or the Company's management, a Participant's responsibility level, performance, potential, and cash compensation level, the Fair Market value of the Stock at the time of Awards and such other considerations as it deems appropriate.

            The maximum number of shares of Stock subject to Options that may be granted during any one calendar year to any one individual shall be limited to 50,000. To the extent required by Code Section 162(m), and so long as Section 162(m) of the Code is applicable to persons eligible to participate in the Plan, shares of Stock subject to the foregoing limit with respect to which the related Option is terminated, surrendered or canceled shall not again be available for grant to the respective grantee under this limit.

                                  ARTICLE VI
                                  ----------

                                  ELIGIBILITY
                                  -----------

6.1 ELIGIBLE INDIVIDUALS. All Eligible Employees and Eligible Non-Employees shall be eligible to receive Awards hereunder. Subject to the provisions of this Plan, the Committee shall from time to time select from such Eligible Employees and Eligible Non-Employees those to whom Awards shall be granted and determined the size of the Awards. A Participant may hold more than one Option at any one time. No person shall have any right to be granted an Award under this Plan, as all Awards granted hereunder are granted in the sole and absolute discretion of the committee, as provided herein.

                                  ARTICLE VII
                                  -----------

                                    OPTIONS
                                    -------

7.1 GRANTS OF OPTIONS. Awards shall be granted to Participants in the form of Options to purchase Stock.

7.2 TYPE OF OPTIONS. The Committee may choose to grant a Participant who is an Eligible Employee either Incentive Stock Options or Non-Qualified Stock Options or both, subject to the limitations contained herein. The Committee shall grant to a Participant who is an Eligible Non-Employee only Non-Qualified Stock Options, subject to the limitations contained herein.

7.3 INCENTIVE STOCK OPTION DOLLAR LIMITATIONS. If the Committee grants Incentive Stock Options, the aggregate Fair Market Value (determined as of the date the Option is granted) of any such Options plus any incentive stock options granted under any other plans of the Company which shall be first exercisable by any one Participant during any one calendar year shall not exceed $100,000, or such other dollar limitation as may be provided in the Code.

                                 ARTICLE VIII
                                 ------------

                TERMS AND CONDITIONS OF STOCK OPTION AGREEMENTS
                -----------------------------------------------

8.1 STOCK OPTION AGREEMENTS. Awards shall be evidenced by Stock Option Agreements in such form as the Committee shall, from time to time, approve. Such Stock Option Agreements, which need not be identical, shall comply with and be subject to the following terms and conditions:

     (a) Medium of Payment. Upon exercise of the Option, the Option price shall be payable either (i) in United States dollars, in cash, or by certified check, bank draft or money order payable to the order of the Company, or (ii) in the discretion of the Committee, through the delivery of shares of Stock (including for Options granted after

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the date of this amendment and restatement, Stock that would otherwise be issued upon exercise of the Option), with the Fair Market Value equal to the total Option price, or (iii) by a combination of the methods described in (i) and
(ii).

           In addition to the above, with respect to Options granted after the date of this amendment and restatement, the Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions to: (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm.

     (b) Number of Shares. The Stock Option Agreement shall state the total number of shares to which it pertains.

     (c) Option Price. With respect to Non-Qualified Stock Options, the option price shall be an amount determined by the Committee, which amount may be less than, equal to or greater than the Fair Market Value of such Shares on the date of the granting of the Option. With respect to Incentive Stock Options, the option price shall be not less than the Fair Market Value of such shares on the dare of the granting of the Option (or one hundred ten percent (110%) of such amount if the Option is granted to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Integral Systems, Inc. or any subsidiary, within the meaning of Code
Section 424(f), taking into account the attribution rules of Code Section
424(d)).

     (d) Term of Options. Each Non-Qualified Option and Incentive Stock Option granted under this Plan shall expire not more than ten (10) years from the date the Option is granted, except that each Incentive Stock Option granted under the Plan to an individual owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Integral Systems, Inc. or any subsidiary, within the meaning of Code Section 424(f), taking into account the attribution rules of Code Section 424(d), shall expire not more than five (5) years from the date the Option is granted.

     (e) Date of Exercise. Subject to subsection (d) of this Section, an Option which becomes a Vested Option may be exercised in whole or in part at any time thereafter. Options which are awarded hereunder shall become exercisable as Vested Options, as follows:

           (i) The aggregate number of shares of Stock subject to any Award shall be divided into three installments (equally or unequally at the discretion of the Committee), as specified in the Agreement. The first installment shall become Vested Options one year from the date of such Award, the second installment shall become Vested Options two years from the date of such Award and the third installment shall become Vested Options three years from the date of such Award. Any other vesting schedule may be substituted for the above, as specified in the Agreement, at the Committee's discretion.

           (ii) Except as otherwise provided hereunder, the Committee may in its discretion accelerate the time at which an Option granted hereunder may be exercised.

     (f) Forfeiture or Exercise of Option. If a Participant ceases employment with the Company, all Options held by him or her which are not Vested Options shall terminate. If a Participant terminates his or her employment or other service relationship with the Company prior to the exercise of the Participant's Non-Qualified Stock Options, such Options shall be forfeited (or exercisable after termination only as provided in the applicable Stock Option Agreement). If a Participant terminates employment with the Company prior to exercise of the Participant's Vested Options which are Incentive Stock Options, such Vested Options shall be forfeited, or be exercised, as follows:

           (i) Termination and Retirement. In the event of a Participant's Termination or Retirement, the Participant's Vested Options shall be forfeited within three (3) months of the Participant's Termination or Retirement,

           (ii) Disability. Upon the Disability of a Participant, the Participant's Vested Options shall be exercisable within twelve (12) months (or such shorter period as the Code or the terms of the particular Stock Option Agreement may require) of the Participant's Date of Disability.

           (iii) Death. If the Participant dies while in the employment of the Company or within the period of time after Termination or Retirement during which the Participant would have been entitled to exercise his or her Vested Option rights, the Participant's estate, personal representative or beneficiary (as applicable) shall have the right to exercise such Vested Options, within one
(1) year from the date of the Participant's death (or such shorter period as the Code or the terms of the particular Stock Option Agreement may require).

           (iv) Other Restrictions/Forfeiture Events. The Committee shall have complete discretion to prescribe any other events of forfeiture and/or conditions of exercisability of Options, as specified in the applicable Agreement.

     (g) Agreement as to Sale of Securities. If, at the time of the exercise of any Option, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Participant exercising the Option shall agree to purchase the shares that are subject to the Option for investment only and not with any present intention to resell the same and that the Participant will dispose of such shares only in compliance with such laws and regulations, the Participant will, upon the request of the Company, execute and deliver to the Company an agreement to such effect.

     (h) Required Amendments. Each Award shall be subject to any provision necessary to assure compliance with federal and state securities laws.

     (i) Limitation of Participant Rights. A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to an Option unless and until the Option shall have been exercised pursuant to the terms thereof, the Company shall have issued and delivered the shares to the Participant, and the Participant's name shall have been entered as a stockholder of record on the books of Integral Systems, Inc. Thereafter, the Participant shall have full voting, dividend and other ownership rights with respect to such shares of stock.

                                  ARTICLE IX
                                  ----------

                      GRANTS IN SUBSTITUTION FOR OPTIONS
                      ----------------------------------
                         GRANTED BY OTHER CORPORATION
                         ----------------------------

9.1 SUBSTITUTE AWARDS. Awards may be granted under this Plan from time to time in substitution for similar awards held by employees of corporations who become or are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of fifty percent (50%) or more of the stock of the employing corporation causing it to become a subsidiary of the Company. Subject to the procurement of the approval of the stockholders of the Company as may be required for the Plan to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of the grant may deem appropriate to confirm, in whole or in part, to the provisions of the options in substitution for which they are granted.

                                   ARTICLE X
                                   ---------

                         CHANGES IN CAPITAL STRUCTURE
                         ----------------------------

10.1 CAPITAL STRUCTURE CHANGES:

     (a) In the event of any change in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease of such shares, then appropriate adjustments shall be made by the Committee with respect to outstanding Awards and the aggregate number of shares of Stock which may be awarded pursuant to this Plan. Additions to Awards issued as a result of any such change shall bear the same restrictions and carry the same terms as the Awards to which they relate.

     (b) In the event of a change in the Stock which is limited to a change in the designation thereof to "capital stock" or other similar designation, or in par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Stock within the meaning of this Plan.

                                  ARTICLE XI
                                  ----------

                              COMPANY SUCCESSORS
                              ------------------

11.1 IN GENERAL

     (a) If the Company shall be the surviving or resulting corporation in any merger, sale of assets or sale of stock, consolidation or corporate reorganization (including a reorganization in which the holders of Stock receive securities of another corporation), any Award granted hereunder shall pertain to and apply to the securities to which a holder of Stock would have been entitled. The Committee shall make such appropriate determinations and adjustments as it deems necessary so as to substantially preserve the rights and benefits, both as to number of shares and otherwise, of Participants under this Plan.

     (b) If the Company shall not be the surviving corporation in any merger, sale of assets or sale of stock consolidation or corporate reorganization (including a reorganization in which the holders of Stock receive securities of another corporation) involving the Company, the successor corporation shall issue substitute options so as to preserve substantially the rights and benefits of the Participants under this Plan.

                                  ARTICLE XII
                                  -----------

                       AMENDMENT OR TERMINATION OF PLAN
                       --------------------------------

12.1 AMENDMENTS AND TERMINATION. The Plan shall terminate on the tenth (10) anniversary of the Effective Date of the Plan. The Board may at any time and from time to time otherwise alter, amend, suspend or terminate this Plan in whole or in part; provided, however, that (i) no such action may be taken without stockholder approval which materially increases the benefits accruing to Participants hereunder, materially increases the number of securities which may be issued pursuant to this Plan (except as provided in Sections 10.1 and 11.1), materially extends the period for granting Awards hereunder, or materially modifies the requirements as to eligibility for participation hereunder; and
(ii) no such action may be taken, without the consent of the Participant to whom any Award shall have been granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of this Plan is required by statute, or rules and regulations promulgated thereunder, or as otherwise permitted hereunder.

                                 ARTICLE XIII
                                 ------------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

13.1 NON-TRANSFERABILITY. Except by the laws of descent and distribution, no benefit provided hereunder shall be subject to alienation, assignment or transfer by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature, and any attempted alienation, assignment, attachment or transfer shall be void and of no effect whatsoever and, upon any such attempt, the benefit shall terminate and be of no force or effect. During a Participant's lifetime, Options granted to the Participant shall be exercisable only by the Participant. Shares of Stock shall be delivered only into the hands of the Participant entitled to receive the same or into the hands of the Participants authorized legal representative.

13.2 NO EMPLOYMENT RIGHT. Neither this Plan nor any action taken hereunder shall be construed as giving any right to any individual to be retained as an officer, employee, director or independent contractor of the Company.

13.3 TAX WITHHOLDING. The Company shall have the right to deduct from all Awards paid any federal, state, local or employment taxes which it deems are required by law to be withheld with respect to such payments. The Participant receiving Stock pursuant to the exercise of an Option may be required to pay to the Company an amount required to be withheld with respect to such Stock. At the request of a Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over the governmental entity entitled to receive the same.

13.4 FRACTIONAL SHARES. Any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half (1/2) and rounding up for fractions of equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding.

13.5 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be deemed necessary or appropriate by the Committee. If Stock awarded hereunder may in certain circumstances be exempt from registration under the Securities Act of 1933, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status. The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. The Plan shall be subject to any provision necessary to assure compliance with federal and state securities laws.

13.6 INDEMNIFICATION. Each person who is or at any time serves as a member of the Board or the Committee shall be indemnified and held harmless by Integral Systems, Inc. against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under this Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to this Plan. Each person covered by this indemnification shall give Integral Systems, Inc. an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend the same on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the charter or by-laws of Integral Systems, Inc. as a matter of law, or otherwise, or any power that Integral Systems, Inc. may have to indemnify such person or hold such person harmless.

13.7 RELIANCE ON REPORTS. Each member of the Board or the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company, and upon any other information furnished in connection with this Plan. In no event shall any person who is or shall have been a member of the Board or the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action taken, including the furnishing of information, or failure to act, if in good faith.

13.8 GOVERNING LAW. All matters relating to this Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to the principles of conflict of laws thereof, except to the extent preempted by the laws of the United States.

13.9 RELATIONSHIP TO OTHER BENEFITS. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing or group insurance plan of the Company.

13.10 EXPENSES. The expenses of implementing and administering this Plan shall be borne by the Company.

13.11 TITLES AND HEADINGS. The titles and headings of the Articles and Sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.

13.12 USE OF PROCEEDS. Proceeds from the sale of Stock pursuant to Options granted under the plan shall constitute general funds of the Company.

13.13 NON-EXCLUSIVITY OF PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

                                       12